Earnings Call: First Quarter 2026 April 23, 2026 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2025 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel F. Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

1Q'26 Overview • Total loans increased 3.0% annualized with commercial loan growth of $53.8 million or 9.9% annualized • New loan production continues to be largely focused on new commercial clients that bring deposits to the bank • Asset quality remained sound with NPAs/Total Assets at 0.51% and NCO of 0.03% of average loans in the quarter • Generated a ROAA and ROAE of 1.24% and 13.43%, respectively • Net interest margin of 3.65% compared to 3.49% in the prior year quarter • Net growth in total deposits, net of brokered deposits of $80.4 or 6.9% annualized • Tangible book value per share increased 5.9% annualized from end of prior quarter • An increase in tangible common equity ratio to 8.71% • An increase in CET1 ratio to 11.70% • Net income of $16.9 million, or $0.81 per diluted share • Increase in net interest income of $3.2 million over the prior year quarter and $0.5 million over the Fourth quarter of 2025 • Strong profitability and prudent balance sheet management results 12.0% growth in tangible book value per share compared to the prior year quarter. Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Solid Loan Growth and Strong Asset Quality 1Q'26 Earnings 4 4

Non-interest Bearing 20% Savings and Interest-bearing Checking 44% Reciprocal 21% Time 14% Brokered 1% Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $4.17 billion of non-maturity deposit accounts (85.4% of total deposits). • Core deposit increase of $80.4 million (6.9% annualized) in 1Q'26. • Time deposit decrease of $5.8 million (3.6% annualized) in 1Q'26. • Total deposits increased $119.0 million (10.1%) since 12/31/25 with non-interest bearing down $0.8 million, savings and interest- bearing checking up $33.1 million, reciprocal up $54.0 million, time down $5.8 million and brokered time up $38.6 million. • Deposits by Customer Type: − Retail – 47% − Commercial – 38% − Municipal – 15% Deposit Composition 3/31/26 Cost of Deposits (%)/Total Deposits ($B) 5 Core Deposits: 85.4% $4.9B $ 4 .6 $ 4 .6 $ 4 .6 $ 4 .6 $ 4 .7 $ 4 .6 $ 4 .7 $ 4 .9 $ 4 .8 $ 4 .9 1 .9 9% 2 .0 1% 2 .0 3% 2 .1 1% 1 .9 3% 1 .8 0% 1 .7 7% 1 .8 2% 1 .6 7% 1 .5 4 % Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Total Deposits Cost Of Deposits

6

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)

Account Type	Cycle Beta
Sav & Int-bearing chking	22.7%
Reciprocal	68.6%
Time	60.0%
Total int-bearing Dep (excl brokered)	43.2%
Total COF IBC (excl Sub Debt)	33.4%



Federal Funds Rate
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Deposit Balances ($ in thousands)
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Mar-18 0.42%
Jun-18 0.51%
Sep-18 0.60%
Dec-18 0.73%
Mar-19 0.82%
Jun-19 0.85%
Sep-19 0.85%
Dec-19 0.74%
Mar-20 0.63%
Jun-20 0.30%
Sep-20 0.23%
Dec-20 0.39%
Mar-21 0.14%
Jun-21 0.12%
Sep-21 0.11%
Dec-21 0.10%
Mar-22 0.10%
Jun-22 0.12%
Sep-22 0.33%
Dec-22 0.79%
Mar-23 1.25%
Jun-23 1.57%
Sep-23 1.80%
Dec-23 1.99%
Mar-24 2.01%
Jun-24 2.02%
Sep-24 2.10%
Dec-24 1.92%
Mar-25 1.80%
Jun-25 1.76%
Sep-25 1.82%
Dec-25 1.67%
Mar-26 1.54%
IBC COF
Fed Funds Spot
Fed Effective
Total Deposits

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Commercial 52% Mortgage 35% Installment 12% Held for Sale 1% Diversified Loan Portfolio Focused on High Quality Growth • Portfolio loan changes in 1Q'26: − Commercial – increased $53.8 million. …Average new origination yield of 6.39% vs a 6.08% portfolio yield. − Mortgage – decreased $4.5 million. …Average new origination yield of 6.22% vs a 4.87% portfolio yield. − Installment – decreased $17.5 million. …Average new origination yield of 6.86% vs a 5.23% portfolio yield. • Mortgage loan portfolio weighted average FICO of 751 and average balance of $189,230. • Installment weighted average FICO of 755 and average balance of $25,648. • Commercial loan rate mix: − 38% fixed / 62% variable. − Indices – 35% tied to Prime and 65% tied to SOFR. • Mortgage loan (including HELOC) rate mix: − 60% fixed / 40% adjustable or variable. − 7% tied to a US Treasury rate and 93% tied to SOFR.Note: Portfolio loans exclude loans HFS. Loan Composition 3/31/26 Yield on Loans (%)/ Total Portfolio Loans ($B) 7 $4.3B $ 3 .8 $ 3 .8 $ 3 .9 $ 3 .9 $ 4 .0 $ 4 .1 $ 4 .2 $ 4 .2 $ 4 .3 $ 4 .3 5 .7 3% 5 .8 0% 5 .9 3% 5 .9 6% 5 .8 3% 5 .7 4% 5 .7 6% 5 .8 1% 5 .6 4% 5 .5 4% 4 Q '2 3 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 3 Q '2 5 4 Q '2 5 1 Q '2 6 Total Portfolio Loans Yield on Loans

8.76%, Commercial Industrial, $212 4.68%, Multifamily, $121 4.47%, Office, $103 4.17%, Retail, $101 3.37%, Construction, $58 2.20%, Special Purpose, $51 1.27%, 1-4 Family, $46 1.14%, Land, Vacant Land and Development, $26 $718MM 32% 8.42% $191 8.01% $182 7.37% $167 6.06% $137 5.27% $120 4.84% $110 4.50% $102 4.49% $102 3.41% $77 $62 $58 $49 $1,549MM 68% Manufacturing Construction Health Care and Social Assistance Real Estate Rental and Leasing Dealership Finance Hotel and Accomodations Retail Other Services (except Public Administration) Wholesale Finance and Insurance Professional, Scientific, and Technical Services Transportation Concentrations within $2.3B Commercial Loan Portfolio C&I or Owner Occupied Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.549 billion, or 68.3% of the commercial loan portfolio is C&I or owner occupied, while $718 million, or 31.7% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $2.27 billion as of March 31, 2026 8

$5.2 $6.0 $7.1 $8.2 $20.4 $23.1 $27.6 0.1% 0.1% 0.1% 0.2% 0.5% 0.5% 0.6% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2023 2024 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Non-performing Loans (NPLs) NPLs / Total Loans $5.2 $6.0 $7.1 $8.2 $20.4 $23.1 $27.6 $0.6 $0.9 $0.4 $0.4 $0.6 $0.9 $0.8 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2023 2024 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 Non-performing Loans 90+ Days PD ORE/ORA $3.3 $7.0 $3.9 $6.6 $5.1 $7.8 $8.2 0.1% 0.2% 0.1% 0.2% 0.1% 0.2% 0.2% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $2.0 $4.0 $6.0 $8.0 $10.0 2023 2024 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 30-89 Days PD 30-89 Days PD / Total Loans $0.6 $0.9 $0.4 $0.4 $0.6 $0.9 $0.8 $- $0.2 $0.4 $0.6 $0.8 $1.0 2023 2024 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 9

14.2 14.5 14.2 13.7 13.6 13.8 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1`26 11.2 11.4 11.4 11.6 11.5 11.7 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1`26 9.9 9.9 10.1 10.1 10.2 10.3 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1`26 8.0 8.3 8.2 8.4 8.7 8.7 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1`26 • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 9.6% • The reduction in Total RBC ratio in 3Q'25 was due primarily to the redemption of $40 million in subordinated debt on August 31, 2025. Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 10

$ 3 9 .9 $ 4 0 .6 $ 3 8 .4 $ 3 8 .4 $ 3 9 .4 $ 4 0 .1 $ 4 0 .2 $ 4 1 .3 $ 4 1 .9 $ 4 2 .9 $ 4 3 .7 $ 4 4 .6 $ 4 5 .4 $ 4 6 .4 $ 4 6 .9 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 3.00 3.26 3.49 3.52 3.33 3.26 3.23 3.26 3.30 3.40 3.37 3.45 3.49 3.58 3.54 3.62 3.65 0.12 0.77 2.18 3.65 4.38 4.99 5.26 5.33 5.33 5.33 5.16 4.66 4.33 4.33 4.30 3.90 3.64 0.10 0.12 0.45 0.92 1.39 1.72 1.93 2.11 2.14 2.16 2.22 2.02 1.86 1.86 1.95 1.73 1.6 0 1 2 3 4 5 6 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $46.9 million in 1Q'26 compared to $43.7 million in the prior year quarter. The change is due to an increase in average earning assets and the net interest margin compared to the year- ago quarter. • Net interest margin was 3.65% during the first quarter of 2026, compared to 3.49% in the year- ago quarter and 3.62% in the fourth quarter of 2025. • 11th consecutive quarter of increasing net interest income. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 11

12

# Linked Quarter Analysis

## 1Q'26 NIM Changes

| | |
|---|---|
| **4Q'25** | **3.62%** |
| Change in Earning Asset Yield/Mix | -0.06% |
| Change in interest bearing liability mix | 0.01% |
| Decrease in funding costs | 0.10% |
| Interest charge-off on commercial loan | -0.02% |
| **1Q'26** | **3.65%** |

## Linked Quarter Average Balances and FTE Rates ($ in thousands)

| | 1Q26 | | | 4Q25 | | | Change | | |
|---|---|---|---|---|---|---|---|---|---|
| | Avg Bal | Inc/Exp | Yield | Avg Bal | Inc/Exp | Yield | Avg Bal | Inc/Exp | Yield |
| Cash | $79,636 | $748 | 3.81% | $79,621 | $780 | 3.89% | $15 | ($32) | -0.08% |
| Investments | 814,353 | 6,594 | 3.24% | 833,371 | 6,863 | 3.29% | (19,018) | (269) | -0.05% |
| Commercial loans | 2,252,105 | 33,965 | 6.12% | 2,168,947 | 34,106 | 6.24% | 83,158 | (141) | -0.12% |
| Mortgage loans | 1,534,204 | 18,369 | 4.80% | 1,532,931 | 18,779 | 4.90% | 1,273 | (410) | -0.10% |
| Consumer loans | 529,063 | 6,939 | 5.25% | 547,511 | 7,343 | 5.36% | (18,448) | (404) | -0.11% |
| Earning assets | $5,209,360 | $66,615 | 5.16% | $5,162,381 | $67,871 | 5.24% | $46,979 | ($1,256) | -0.08% |
| | | | | | | | | | |
| Nonmaturity deposits | $3,008,287 | $11,915 | 1.61% | $2,932,767 | $12,743 | 1.72% | $75,520 | (828) | -0.11% |
| CDARS deposits | 111,032 | 867 | 3.17% | 109,779 | 938 | 3.39% | 1,253 | (71) | -0.22% |
| Retail Time deposits | 658,548 | 5,188 | 3.19% | 667,990 | 5,682 | 3.37% | (9,442) | (494) | -0.18% |
| Brokered deposits | 47,622 | 427 | 3.64% | 70,055 | 746 | 4.22% | (22,433) | (319) | -0.58% |
| Bank borrowings | 27,340 | 240 | 3.56% | 25,920 | 243 | 3.72% | 1,420 | (3) | -0.16% |
| IBC debt | 39,873 | 677 | 6.89% | 39,856 | 719 | 7.16% | 17 | (42) | -0.27% |
| Cost of funds | $3,892,702 | $19,314 | 2.01% | $3,846,367 | $21,071 | 2.17% | $46,335 | ($1,757) | -0.16% |
| | | | | | | | | | |
| Free funds | $1,316,658 | | | $1,316,014 | | | $644 | | |
| Net interest income | | $47,301 | | | $46,800 | | | $501 | |
| Net interest margin | | | 3.65% | | | 3.62% | | | 0.03% |

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# Interest Rate Risk Management

## Changes in Net Interest Income (Dollars in 000's)

**March 31, 2026**

| | -200 | -100 | Base-rate | 100 | 200 |
|---|---|---|---|---|---|
| **Net Interest Income** | $195,430 | $197,693 | $199,445 | $201,943 | $204,794 |
| **Change from Base** | -2.01% | -0.88% | | 1.25% | 2.68% |

**December 31, 2025**

| | -200 | -100 | Base-rate | 100 | 200 |
|---|---|---|---|---|---|
| **Net Interest Income** | $191,340 | $194,101 | $196,298 | $198,944 | $202,205 |
| **Change from Base** | -2.53% | -1.12% | | 1.35% | 3.01% |

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The base case modeled NII is slightly higher during the quarter due to $70 million of earning asset growth and 1 basis point of modeled margin expansion. Earning asset expansion is centered in commercial loans up $54 million and overnight liquidity, up $40 million. Runoff in lower yielding investments and consumer loans helped fund earning asset growth. Asset and liability yields were stable during the quarter, with asset yields up 2 basis points and liability costs 1 basis point higher.
- The NII sensitivity position to lower rates declined modestly while the benefit to higher rates remained largely unchanged. Reduced exposure to lower rates is due to $75 million notional of floor purchases, termination of $87 million of short term pay fixed swaps and a slight shortening in the maturity structure of time deposits. The overall position is closely matched for smaller rate changes of +/- 100 basis points. The bank has modest exposure to larger rate declines and benefits from larger rate increases.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 38.4% of assets and other non-maturity deposits fund another 17.4% of assets. Low wholesale funding of just 2.2% of assets.
- 38.2% of assets reprice in 1 month and 49.3% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging, funding strategies as well as product pricing and structure.

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Interchange income $3,234 Service Chg Dep $2,935 Gain (Loss)- Mortgage Sale $1,308 Gain (Loss)- Securities $(26) Mortgage loan servicing, net $1,646 Investment & insurance commissions $809 Bank owned life insurance $322 Other income $1,820 Strong Non-interest Income • The $2.3 million comparative quarterly increase in mortgage loan servicing, net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. The decrease in servicing revenue is attributed to the sale of approximately $931 million of mortgage servicing rights on January 31, 2025. • Mortgage banking: − $1.3 million in net gains on mortgage loans in 1Q'26 vs. $2.3 million in the year ago quarter. The decrease is primarily due to lower profit margins on mortgage loan sales that was partially offset by an increase in volume of mortgage loans sold. − $130.6 million in mortgage loan originations in 1Q'26 vs. $107.8 million in 1Q’25 and $134.3 million in 4Q'25. − 1Q'26 mortgage loan servicing includes a $0.9 million ($0.04) per diluted share, after tax) increase in fair value adjustment due to price compared to a decrease of $1.5 million ($0.06 per diluted share, after tax) in the year ago quarter. Source: Company documents. 1Q'26 Non-interest Income (thousands) Non-interest Income Trends ($M) 14 $12.0MM $ 9 .1 $ 1 2 .6 $ 1 5 .2 $ 9 .5 $ 1 9 .1 $ 1 0 .4 $ 1 1 .3 $ 1 1 .9 $ 1 2 .0 $ 1 2 .0 1 2 .2% 1 6 .2% 1 8 .6% 1 2 .2% 2 2 .2% 1 3 .6% 1 4 .5% 1 4 .7% 1 5 .1% 1 5 .4% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q 4 '2 3 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Non-interest Income Non-interest Inc/Operating Rev (%)

5 9 .9% 6 0 .7% 6 0 .3% 6 0 .9% 6 2 .2% 6 0 .9% 6 1 .4% 6 0 .9% 6 0 .0% 6 0 .5% 6 1 .0% 3 Q '2 3 4 Q '2 3 1 Q '2 4 2 Q '2 4 3 Q '2 4 4 Q '2 4 1 Q '2 5 2 Q '2 5 3 Q '2 5 4 Q '2 5 1 Q '2 6 $ 3 2 .2 $ 3 3 .3 $ 3 2 .6 $ 3 7 .0 $ 3 4 .3 $ 3 3 .8 $ 3 4 .1 $ 3 6 .1 $ 3 8 .3 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q 1 '2 4 Q 2 '2 4 Q 3 '2 4 Q 4 '2 4 Q 1 '2 5 Q 2 '2 5 Q 3 '2 5 Q 4 '2 5 Q 1 '2 6 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Focus on Improved Efficiency • 1Q'26 efficiency ratio of 64.3%. • Compensation and employee benefits expense of $21.8 million, a increase of $1.4 million from the prior year quarter. • Performance-based compensation was $0.2 million higher than the prior year quarter. • Payroll taxes and employee benefits decreased $0.2 million primarily due to lower healthcare related costs. • Data processing costs increased by $0.2 million primarily due to core data processor annual asset growth and CPI related cost increases as well as price increases in other software solutions. • Litigation expense was $1.5 million in 1Q’26 compared to zero in the prior year quarter. • Merger related expense was $0.3 million in the current quarter compared to zero in the prior year quarter. • Advertising expense increased $0.3 million due primarily to customer incentives true up. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 15

Outlook for 2026 Outlook for 2026 *as of January, 2026 • IBCP forecast of approximately 4.5%-5.5% overall loan growth is based on an increase in commercial loans (11%-12%) with mortgage loans (0%-1%) and installment loans declining (5.0%-5.5%). • This growth forecast also assumes a stable Michigan economy. • The forecast assumes 0.25% Fed rate cuts in March and August in the federal funds rate while long-term interest rates increase slightly over year-end 2025 levels. • IBCP forecast of high-single digit (7%-8%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to increase (0.18% - 0.23%) in 2026 compared to full-year 2025. Primary driver is a decrease in yield on interest bearing liabilities that is partially offset by a decrease in earning asset yield. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.48% at 12/31/25 • A full year 2026 provision (expense) for credit losses of approximately 0.20%-0.25% of average total portfolio loans would not be unreasonable. 1Q'26 Update • Total portfolio loans increased $31.8 million (3.0% annualized) in 1Q’26 which is below our forecasted range. Commercial loan growth of $53.8 million (9.9% annualized), mortgage loan decrease of $4.5 million (-1.2% annualized) and installment loan decrease of $17.5 million (-13.2% annualized). • 1Q’26 net interest income was $3.2 million (7.3%) higher than the prior year quarter which is within the forecasted range. The net interest margin was 3.65% for the current quarter and 3.49% for the prior year quarter and up 0.03% from the linked quarter. • The provision for credit losses was an expense of $0.4 million (0.03% annualized) for the first quarter below the forecasted range. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 16

Outlook for 2026 Outlook for 2026 *as of January, 2026 • Quarterly 2026 forecasted range of $11.3M to $12.3M. Full year up 3.0% to 4.0% from 2025 actual of $45.6M • Expect mortgage loan origination volumes to be down 6.0% to 7.0% and net gain on sale to be down 14.0% to 16.0% compared to full year 2025. Assumes mortgage loan servicing net of approximately $0.5M per quarter in 2026. • IBCP forecasts 2026 quarterly range of $36.0M to $37.0M with the total for the year up 5.0% to 6.0% from the 2025 actual of $138.2M. • The primary driver is an increase in compensation and employee benefits, data processing; loan and collections and occupancy. • Approximately a 17% effective income tax rate in 2026.This assumes a 21% statutory federal corporate income tax rate during 2026. • 2026 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2026. 1Q'26 Update • Non-interest income totaled $12.0 million in 1Q’26, which is within the forecasted range. Mortgage loan originations increased $22.8 million over the prior year quarter while net gain as percentage of mortgages loans sold was 1.23% below the prior year quarter. • Total non-interest expense was $38.3 million in the 1Q’26, which was higher than our forecasted quarterly range. Non-recurring expense items include $1.5 million in litigation expense and $0.4 million true up related to promotional payments to deposit customers. • Actual effective income tax rate of 16.6% for the first quarter of 2026. • There were no shares of common stock repurchased in the first quarter of 2026. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 17

18

# Strategic Initiatives

## GROWTH

- **Outside Sales** - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – **high retention + high cross sales**, collaboration of strategic partners.
- **Digital Marketing** - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- **Leverage Referral Network** – Fintech (ReferLive);
- **New Products** – SMB deposit product, Business digital pmts.
- **Market Expansion** – Through existing indirect dealer network.
- **Selective and opportunistic** bank and branch acquisitions.

## PROCESS IMPROVEMENT & COST CONTROLS

- **Process Automation** – leverage core investments + Fintech partnerships: (Blend) mortgage
- **Branch Optimization** - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- **Promotion of Self-Serve Channels** - (One Wallet, Treasury One, etc.)
- **Leverage Banker Capacity** – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- **Optimize Office Space Utilization**

## TALENT MANAGEMENT

- **Invest in our Team** – competitive C&B offering, skill training, leadership development, etc.
- **High Employee Engagement** – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- **Promote Teamwork + Alignment** across all business units.
- **Invest in technology** - to enhance the employee experience + customer experience.
- **Client Service Model** – well defined and applied.

## RISK MANAGEMENT

- **Utilize three layers of defense** (business unit, risk management and internal audit). Independent & collaborative approach.
- **Consistent earnings** + maintain strong capital levels.
- **Proactive credit quality monitoring** and problem resolution.
- **Manage Liquidity and IRR**.
- **Manage Operational risk,** emphasizing cyber security, fraud prevention, and regulatory compliance.
- **Effective relationships with regulators** & other outside oversight parties. Proactive, transparent and good communication.

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Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 19

Appendix Additional Financial Data and Non-GAAP Reconciliations 20

21

# Historical Financial Data

| ($M except per share data) | Year Ended December 31, 2022 | 2023 | 2024 | 2025 | Quarter Ended, 3/31/25 | 6/1/25 | 9/30/25 | 12/31/25 | 3/31/26 |
|---|---|---|---|---|---|---|---|---|---|
| **Balance Sheet:** | | | | | | | | | |
| Total Assets | $5,000 | $5,264 | $5,338 | $5,506 | $5,328 | $5,419 | $5,493 | $5,506 | $5,558 |
| Portfolio Loans | $3,465 | $3,791 | $4,039 | $4,276 | $4,073 | $4,164 | $4,198 | $4,276 | $4,308 |
| Deposits | $4,379 | $4,622 | $4,654 | $4,762 | $4,634 | $4,659 | $4,859 | $4,762 | $4,881 |
| Tangible Common Equity | $317 | $374 | $425 | $474 | $438 | $440 | $461 | $474 | $481 |
| **Profitability:** | | | | | | | | | |
| Pre-Tax, Pre-Provision Income | $83.7 | $79.9 | $87.5 | $87.4 | $19.8 | $22.2 | $23.2 | $22.2 | $20.6 |
| Pre-Tax, Pre-Prov / Avg. Assets | 1.72% | 1.56% | 1.77% | 1.62% | 1.48% | 1.67% | 1.69% | 1.63% | 1.51% |
| Net Income[(1)] | $63.8 | $59.1 | $66.8 | $68.5 | $15.6 | $16.9 | $17.5 | $18.6 | $16.9 |
| Diluted EPS | $2.97 | $2.79 | $3.16 | $3.27 | $0.74 | $0.81 | $0.84 | $0.89 | $0.81 |
| Return on Average Assets[(1)] | 1.32% | 1.15% | 1.27% | 1.27% | 1.18% | 1.27% | 1.27% | 1.35% | 1.24% |
| Return on Average Equity[(1)] | 18.5% | 16.0% | 15.7% | 14.4% | 13.7% | 14.7% | 14.6% | 14.8% | 13.4% |
| Net Interest Margin (FTE) | 3.32% | 3.26% | 3.38% | 3.56% | 3.49% | 3.58% | 3.54% | 3.62% | 3.65% |
| Efficiency Ratio | 59.4% | 60.8% | 60.8% | 60.5% | 62.2% | 59.7% | 58.9% | 61.2% | 64.3% |
| **Asset Quality:** | | | | | | | | | |
| NPAs / Assets | 0.08% | 0.11% | 0.13% | 0.44% | 0.14% | 0.16% | 0.38% | 0.44% | 0.51% |
| NPAs / Loans + OREO | 0.12% | 0.15% | 0.17% | 0.56% | 0.18% | 0.21% | 0.50% | 0.56% | 0.66% |
| ACL / Total Portfolio Loans | 1.51% | 1.44% | 1.47% | 1.48% | 1.47% | 1.47% | 1.49% | 1.48% | 1.48% |
| NCOs / Avg. Loans | 0.00% | 0.01% | 0.02% | 0.04% | 0.01% | 0.02% | 0.07% | 0.01% | 0.01% |
| **Capital Ratios:** | | | | | | | | | |
| TCE Ratio | 6.4% | 7.2% | 8.0% | 8.7% | 8.3% | 8.2% | 8.4% | 8.7% | 8.7% |
| Leverage Ratio | 8.8% | 9.0% | 9.9% | 10.3% | 9.9% | 10.0% | 10.1% | 10.3% | 10.3% |
| Tier 1 Capital Ratio | 11.4% | 11.5% | 12.1% | 12.4% | 12.3% | 12.2% | 12.4% | 12.3% | 12.5% |
| Total Capital Ratio | 13.7% | 13.7% | 14.2% | 13.6% | 14.5% | 14.2% | 13.7% | 13.6% | 13.8% |

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22 Historic Financial Performance Year Ended December 31, ($M except per share data) 2020 2021 2022 2023 2024 2025 5 Year CAGR Balance Sheet: Total Assets $4,204 $4,705 $5,000 $5,264 $5,338 $5,506 5.5% Portfolio Loans $2,734 $2,905 $3,465 $3,791 $4,039 $4,276 9.4% Deposits $3,637 $4,117 $4,379 $4,623 $4,654 $4,762 5.5% Tangible Common Equity $357 $367 $317 $374 $425 $473 5.8% Profitability: Pre-Tax, Pre-Provision Income $81.9 $75.4 $83.1 $79.9 $87.5 $87.4 1.3% Pre-Tax, Pre-Prov / Avg. Assets 2.08% 1.62% 1.68% 1.56% 1.67% 1.62% - Net Income(1) $56.2 $62.9 $63.4 $59.1 $66.8 $68.5 4.0% Diluted EPS $2.53 $2.88 $2.97 $2.79 $3.16 $3.27 5.3% Return on Average Assets(1) 1.43% 1.41% 1.31% 1.15% 1.27% 1.27% - Return on Average Equity(1) 15.68% 16.13% 18.41% 16.40% 15.66% 14.43% - Net Interest Margin (FTE) 3.34% 3.10% 3.32% 3.26% 3.38% 3.56% - Efficiency Ratio 59.24% 62.87% 59.71% 60.67% 60.83% 60.50% - Asset Quality: NPAs / Assets 0.21% 0.11% 0.08% 0.11% 0.13% 0.44% - NPAs / Loans + OREO 0.32% 0.18% 0.12% 0.15% 0.17% 0.56% - Reserves / Total Loans 1.30% 1.63% 1.51% 1.44% 1.47% 1.48% - NCOs / Avg. Loans 0.11% (0.07%) 0.00% 0.01% 0.02% 0.03% - Capital Ratios: TCE Ratio 8.6% 7.9% 6.4% 7.2% 8.0% 8.7% - Leverage Ratio 9.2% 8.8% 8.9% 9.0% 9.9% 10.3% - Tier 1 Capital Ratio 13.3% 12.1% 11.4% 11.5% 12.1% 12.4% - Total Capital Ratio 16.0% 14.5% 13.6% 13.7% 14.2% 13.6% - Shareholder Value: TBV/Share $ 16.33 $ 17.33 $ 15.04 $ 17.96 $ 20.33 $ 23.04 7.1% Dividends Paid per Share $ 0.80 $ 0.84 $ 0.88 $ 0.92 $ 0.96 $ 1.04 5.4% Value of Shares Repurchased $ 14.23 $ 17.3 $ 4.0 $ 5.2 $ - $ 12.4 -

Sources of Liquidity 1Q 2026 Current On-balance sheet Excess reserves at the Fed $ 121.4 Unpledged AFS Securities $ 476.4 Total On-balance sheet $ 597.8 On balance sheet liquidity to total deposits 11% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) $ 2,142.3 Borrow capacity on unpledged bonds $ 414.0 Total Available Sources $ 2,556.3 Sources of Liquidity to total deposits 54% 6 0% 5 8% 5 6% 5 6% 5 7% 4 9 .0% 5 1 .8% 2 1 8% 1 9 5% 1 9 6% 1 9 1 .8% 1 8 0 .7% 2 0 7 .0% 2 2 1 .5% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (222%) estimated uninsured deposit balances. • Attractive loan to deposit ratio of 89.8%. • Uninsured deposit to total deposits of approximately 23.9%, excluding brokered time deposits. Sources of Liquidity 23

$ 3 ,5 7 0 $ 3 ,5 9 4 $ 3 ,5 8 6 $ 3 ,6 3 7 $ 3 ,7 2 0 $ 3 ,5 8 6 $ 3 ,7 2 8 $1,057 $1,060 $1,048 $1,022 $1,139 $1,176 $1,153 $4,627 $4,654 $4,634 $4,659 $4,859 $4,762 $4,881 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $22,237. • Average deposit balance excluding reciprocal deposit of $17,572. • Average Commercial deposit balance of $96,269. • Average retail deposit balance of $11,591. • 10 largest deposit accounts total $407.0 million or 8.34% of total deposits. − $272.9 million in ICS with FDIC coverage. • 100 largest deposit accounts total $1.18 billion or 24.21% of total deposits. − $700.0 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (3/31/26) Uninsured Deposit Trend ($MM) 24 $2,026 $1,252 $392 $57 $257 $576 $321 $2,283 $1,828 $713 $57 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits Series4

Non-GAAP to GAAP Reconciliation 25 March 31, December 31, September 30, June 30, March 31, 2025 2024 2023 2022 2026 2025 2025 2025 2025 Net interest income $180,015 $166,248 $156,329 $149,561 $46,855 $46,354 $45,361 $44,615 $43,685 Non-interest income 45,644 56,362 50,676 61,909 12,048 11,958 11,937 11,325 10,424 Non-interest expense 138,233 135,096 127,119 128,341 38,311 36,078 34,131 33,762 34,262 Pre-Tax, Pre-Provision Income 87,426 87,514 79,886 83,129 $20,592 $22,234 $23,167 $22,178 $19,847 Provision for credit losses 6,135 4,468 6,210 5,341 362 1,923 1,991 1,500 721 Income tax expense 12,750 16,256 14,609 14,437 3,355 1,739 3,674 3,801 3,536 Net income $68,541 $66,790 $59,067 $63,351 $16,875 $18,572 $17,502 $16,877 $15,590 Average total assets $5,401,441 $5,239,952 $5,115,624 $4,825,723 $5,522,244 $5,449,518 $5,451,922 $5,324,959 $5,378,022 Performance Ratios Return on average assets 1.27% 1.27% 1.15% 1.31% 1.24% 1.35% 1.27% 1.27% 1.18% Pre-tax, Provision return on average assets 1.62% 1.67% 1.56% 1.72% 1.51% 1.62% 1.69% 1.67% 1.50% Year Ended December 31, Quarter Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures 26 Reconciliation of Non-GAAP Financial Measures 2026 2025 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 46,855$ 43,685$ Add: taxable equivalent adjustment 445 452 Net interest income - taxable equivalent 47,300$ 44,137$ Net interest margin (GAAP) (1) 3.61% 3.46% Net interest margin (FTE) (1) 3.65% 3.49% (1) Quarter to date are annualized. Three Months Ended March 31, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 27 Reconciliation of Non-GAAP Financial Measures (continued) Independent Bank Corporation Tangible Common Equity Ratio March 31, December 31, Sepetmber 30, June 30, March 31, 2025 2024 2023 2022 2026 2025 2025 2025 2025 Common shareholders' equity 502,951$ 454,686$ 404,449$ 347,596$ 510,553$ 502,951$ 490,742$ 469,250$ 467,277$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 1,001 1,488 2,004 2,551 886 1,001 1,123 1,244 1,366 Tangible common equity 473,650$ 424,898$ 374,145$ 316,745$ 481,367$ 473,650$ 461,319$ 439,706$ 437,611$ Total assets $ 5,505,720 $ 5,338,104 $ 5,263,726 $ 4,999,787 $ 5,557,509 $ 5,505,720 $ 5,493,113 $ 5,418,519 $ 5,328,428 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 1,001 1,488 2,004 2,551 886 1,001 1,123 1,244 1,366 Tangible assets $ 5,476,419 $ 5,308,316 $ 5,233,422 $ 4,968,936 $ 5,528,323 $ 5,476,419 $ 5,463,690 $ 5,388,975 $ 5,298,762 Common equity ratio 9.14% 8.52% 7.68% 6.95% 9.19% 9.14% 8.93% 8.66% 8.77% Tangible common equity ratio 8.65% 8.00% 7.15% 6.37% 8.71% 8.65% 8.44% 8.16% 8.26% Year Ended December 31, Quarter Ended (Dollars in thousands)